The following form of Restricted Stock Agreement was entered into with executive officers as follows:


         Individual             Number of Shares           Vesting Date
         ----------             ----------------           ------------

         Clayton F. Moran           50,000                 September 25, 2001

         Edwin B. Read              125,000                September 28, 2001


                            VDC COMMUNICATIONS, INC.
                            ------------------------

                       FORM OF RESTRICTED STOCK AGREEMENT
                       ----------------------------------

                            Date of Grant:   , 2000
                                          ---

         THIS RESTRICTED STOCK AGREEMENT (this "Agreement") made by and between VDC COMMUNICATIONS, INC., a Delaware corporation (hereinafter called the
"Company"), and            (hereinafter called the "Employee") is made as of the
                ----------
above date under the VDC Communications, Inc. 1998 Stock Incentive Plan, as amended from time to time, (the "Plan").

         WHEREAS, pursuant to the provisions of the Plan, the Company's Board of Directors (the "Board") has taken action effective pursuant to which action
                                                   ----
the Employee became eligible to receive a Restricted Stock Award in accordance with the Plan and subject to the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, and in consideration of the covenants set forth herein, hereby agree as follows:

         1.       The Board hereby  grants  to  the  Employee a Restricted Stock
Award for        shares of Company  common  stock,  par value  $.0001  per share
          ------
(the "Shares"), in accordance with the Plan and subject to the terms and conditions set forth herein.

         2. The Company shall deliver to Employee a copy of a certificate for the Shares registered in the name of Employee.

         3. The Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, except as described in the Plan, to the extent then subject to the Forfeiture Restrictions (as hereinafter defined), and in the event of termination of Employee's employment with the Company or employing Subsidiary (as defined in the Plan):
(i) for Cause (as defined in the Plan) or (ii) due to the Employee's resignation, the Employee shall, for no consideration, forfeit to the Company all Shares to the extent then subject to the Forfeiture Restrictions and the Company shall immediately be authorized to surrender the Shares to the Company' transfer agent for cancellation. The prohibition against transfer and the obligation to forfeit and surrender Shares to the Company upon termination of employment are herein referred to as "Forfeiture Restrictions." The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Shares.

         4. The Forfeiture Restrictions shall lapse as to the Shares provided that Employee has been continuously employed by the Company or one of its Subsidiaries (as defined in the Plan) from the date of this Agreement
through            .
        -----------

         5.       In no case will this Agreement result in Employee being vested
in (or becoming eligible to become vested in) more than a total of       Shares.
                                                                   -----

         6. At such time as any Shares vest under this Agreement, the Company shall issue the certificate referenced in paragraph 1 above (or any certificate issued in its place) to the Employee (reduced by any Shares withheld for taxes pursuant to the Plan, if so permitted by the Plan Administrator). The Company shall not be obligated to issue or deliver any Shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any government authority or national securities exchange.

         7. The original of any certificate for unvested Shares issued pursuant to this Agreement shall, until any of such Shares become vested, remain in the custody of the Company.

         8. Employee agrees that the Shares will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Employee also agrees: (i) that the certificates representing the Shares may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws or this Agreement; (ii) that the Company may refuse to register the transfer of the Shares on the stock transfer records of the Company which constitute a violation of any applicable securities law or this Agreement; and
(iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Shares.

         9. In the event that any withholding for tax purposes is required or elected upon vesting of any Shares pursuant to this Agreement and the applicable section of the Plan, and provided further that the withholding of Shares has been approved by the Plan Adminstrator, the Company will withhold in Shares that number of whole shares with a Fair Market Value (as determined under the Plan) which is as nearly equal to but less than the amount of tax required to be withheld, and will remit in cash the Fair Market Value (as determined under the Plan) of Shares so withheld to satisfy such withholding requirements (along with any cash required of Employee pursuant to the applicable section of the Plan).

         10.      All  Shares subject to this Agreement shall have become vested
if at all, on or before         , on which date this Agreement  shall  terminate
                        --------
and any Shares subject to this Agreement and unvested at the date shall, without any action on the part of Employee, be transferred to the Company for its use and ownership.

         11. In addition to the vesting provisions stated in this Agreement, the Shares subject to this Agreement shall immediately vest upon termination of Employee without Cause (as defined in the Plan) or upon a Change in Control Event (as defined in the Plan).

         12. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company or any successor corporation or a parent or Subsidiary (as defined in the Plan) of the Company or any successor corporation. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Board, or its delegate, as appropriate, and its determination shall be final.

         13.      This   Agreement  shall  be   governed  by  and  construed  in
accordance with the laws of the State of Connecticut.

         14. All controversies or claims arising out of or relating to this Agreement shall be determined by binding arbitration applying the laws of the State of Connecticut and the rules of the American Arbitration Association applicable to the Commercial Panel, except that there shall only be one (1) arbitrator. Any such arbitration shall be conducted at the Company's offices in Greenwich, Connecticut, or at such other location designated by the Company, before the American Arbitration Association (the "AAA"). Each party to the arbitration shall bear the cost of preparing and presenting its own case. The cost of the arbitration, including the fees and expenses of the arbitrator(s), shall be shared equally by the parties thereto unless the award otherwise provides.

         15. The Company does not make any representations or warranties regarding the current or future value of the Shares.

         16. Capitalized terms not defined in this Agreement have the meaning assigned to them in the Plan.

         Witness the signatures of the parties effective the day first written above.

ATTEST:                                     VDC COMMUNICATIONS, INC.



                                            By
----------------------------------            ----------------------------------
                                                   Frederick A. Moran
                                                   Chief Executive Officer

WITNESS:



----------------------------------            ----------------------------------

                                       4